SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 23, 2009

Dayton Superior Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11781	31-0676346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
7777 Washington Village Drive, Dayton, Ohio	45459
(Address of Principal Executive Offices)	(Zip Code)

(937) 428-6360
Registrant's telephone number, including area code

Not applicable
(Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On March 23, 2009, Dayton Superior Corporation (the “Company”) entered into (i) Amendment No. 2 to the Revolving Credit Agreement (the “Revolving Credit Amendment”) with the Lenders signatory thereto and General Electric Capital Corporation, as Administrative Agent (the “Revolving Credit Agent”), in connection with the Revolving Credit Agreement, dated as of March 3, 2008 (the “Revolving Credit Agreement”), and (ii) Amendment No. 3 to the Term Loan Credit Agreement (the “Term Loan Amendment” and, collectively with the Revolving Credit Amendment, the “Amendments”) with the Lenders signatory thereto and General Electric Capital Corporation, as Administrative Agent (the “Term Loan Agent” and, collectively with the with the Revolving Credit Agent, the “Agent”), in connection with the Term Loan Credit Agreement, dated as of March 3, 2008 (the “Term Loan Credit Agreement” and, collectively with the Revolving Credit Agreement, the “Credit Agreements”).  Pursuant to the Amendments, the scheduled maturities under the Credit Agreements have been extended until April 9, 2009.

In addition to the previously announced interest rate increases under the earlier amendments to the Credit Agreements, pursuant to the Amendments, the Company will pay certain fees and expenses to the Lenders, the minimum Adjusted Base Rate under the Credit Agreements (as defined therein, “ABR”) will be increased to 4.25% and, under the Revolving Credit Agreement, the interest rate on Additional Special Overadvances (as defined in the Amendments) will be, at the Company’s option, ABR plus 11.00% or LIBOR plus 10.00% (with up to 5.00% of the total interest rate payable-in-kind at the Company’s option).   The company has further agreed (i) to make interest rate payments on a monthly basis, rather than quarterly; (ii) to amend the reporting covenants under the Credit Agreements to provide for more frequent disclosures to the Agent and the Lenders; (iii) that it will not extend its previously announced private exchange offer and concurrent consent solicitation with respect to its 13% Senior Subordinated Notes due 2009 (the “Notes”) or accept for payment any Notes surrendered in connection therewith; and (iv) to provide to the Agent, on or prior to April 9, 2009, a letter of intent or definitive term sheet for the acquisition of the company by a person acceptable to the Lenders on terms and conditions satisfactory to the Lenders.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the text of the Amendments, which are attached hereto as Exhibits 10.1 and 10.2 to this report and are incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.  The following are furnished as exhibits to this Form 8-K pursuant to Item 601 of Regulation S-K:

10.1	Amendment No. 2 to the Revolving Credit Agreement, dated as of March 23, 2009, by and among Dayton Superior Corporation, the Lenders signatory thereto and General Electric Capital Corporation, as Administrative Agent and Collateral Agent
10.2	Amendment No. 3 to the Term Loan Credit Agreement, dated as of March 23, 2009, by and among Dayton Superior Corporation, the Lenders party thereto and General Electric Capital Corporation, as Administrative Agent and Collateral Agent.
99.1	Press Release dated March 23, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	March 23, 2009

DAYTON SUPERIOR CORPORATION

		By:	/s/ Edward J. Puisis
			Name:	Edward J. Puisis
			Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment No. 2 to the Revolving Credit Agreement, dated as of March 23, 2009, by and among Dayton Superior Corporation, the Lenders signatory thereto and General Electric Capital Corporation, as Administrative Agent and Collateral Agent
10.2	Amendment No. 3 to the Term Loan Credit Agreement, dated as of March 23, 2009, by and among Dayton Superior Corporation, the Lenders party thereto and General Electric Capital Corporation, as Administrative Agent and Collateral Agent.
99.1	Press Release dated March 23, 2009.